Exhibit 99.1

Ingredion Incorporated 5 Westbrook Corporate Center Westchester, IL 60154 USA	NEWS RELEASE CONTACTS: Investors: Heather Kos, 708-551-2592 Media: Becca Hary, 708-551-2602

INGREDION ANNOUNCES $125 MILLION COST SAVINGS

PROGRAM TO DRIVE FURTHER OPERATIONAL EFFICIENCY;

ANNOUNCES PRELIMINARY SECOND QUARTER EPS

AND REVISES ADJUSTED EPS GUIDANCE

•	The Company accelerates Cost Smart savings program by establishing a $125 million target by year-end 2021 through reduction of Cost of Sales and SG&A expenses.

•	Cost Smart supply chain initiatives encompass future network optimization and today the Company announces the cessation of wet-milling at its Stockton, California facility by the end of 2018.

•	The Company currently anticipates second quarter earnings per share (“EPS”) and Adjusted EPS* of $1.51 to $1.59 and $1.63 to $1.68, respectively due to lower than expected North America performance.

•	The Company revises its 2018 adjusted EPS Guidance to $7.50 to $7.80 from $7.90 to $8.20. Its revised expectation for adjusted cash flow provided by operating activities* (“adjusted cash flow”) is $800 million - $850 million, excluding one-time tax benefits.

WESTCHESTER, Ill., (July 12, 2018) – Today, Ingredion Incorporated (NYSE: INGR), a leading global provider of ingredient solutions to diversified industries accelerated its Cost Smart program, designed to improve profitability and deliver increased value to shareholders. The Company introduced this cost savings initiative, in its First Quarter 2018 Earnings Call on May 3, to further streamline its global business. The Company is setting forth Cost Smart targets to include an anticipated $75 million Cost of Sales savings, including global network optimization and $50 million in anticipated SG&A savings by year-end 2021. The Company expects restructuring costs to be incurred earlier in the program and expects savings to be realized beginning in 2018 and building momentum toward the targets through 2021.

As part of today’s announcement, the Company will cease wet-milling operations at its Stockton, California facility and establish a shipping distribution station by year-end 2018. After the transition, the Company will begin using the facility to distribute finished products to customers in the Western United States, in particular California. Currently, the facility produces high fructose corn syrup and industrial starch.

“We’re taking this necessary action to balance our capacity versus sweetener demand, focus future resource investment toward our specialty growth initiatives, and continue to deliver on our customer experience commitments,” said Jim Zallie, Ingredion president and chief executive officer.

*	Adjusted diluted earnings per share (“adjusted EPS”) and adjusted cash flow provided by operating activities are non-GAAP financial measures. See the Supplemental Financial Information entitled “Non-GAAP Information” included in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable U.S. GAAP measures.

Today’s actions to optimize the North America network by cessation of wet-milling at its Stockton facility are expected to save $6 million - $9 million and will reduce its fixed cost footprint.

The Company has driven a culture of continuous improvement and operational excellence for the last five years, which has improved efficiencies throughout its global operations. Recently, the Company extended cost savings initiatives to support functions, which included streamlining its finance organization and establishing a shared service center in Tulsa, Oklahoma. Cost Smart SG&A initiatives are underway with the goal of establishing global centers of excellence. Cost Smart supply chain initiatives will address manufacturing, freight and procurement, as well as, future opportunities to optimize the Company’s global manufacturing network.

“Establishing firm Cost Smart targets will ensure the most effective use of our resources to better navigate future cost pressures and ensure long-term shareholder value creation,” said Jim Gray, Ingredion executive vice president and chief financial officer. “We remain steadfast in our efforts to operate efficiently and simplify our global business while mitigating the impacts of inflation.”

The Company currently expects EPS and adjusted EPS of $1.51 to $1.59 and $1.63 to $1.68, respectively for the second quarter of 2018. For the full-year, the Company anticipates adjusted EPS of $7.50 to $7.80 in 2018, versus the previously anticipated $7.90 to $8.20. In North America, the Company experienced lower than expected sweetener volumes sold into beverages and higher than expected manufacturing costs. Its expectation for adjusted cash flow is $800 million - $850 million, excluding one-time tax benefits. Going forward, the Company remains on target to grow its specialty portfolio business to $2 billion in annual sales by 2022, comprising 32 to 35 percent of net revenue.

ABOUT THE COMPANY

Ingredion Incorporated (NYSE: INGR) headquartered in the suburbs of Chicago, is a leading global ingredient solutions provider serving customers in more than 120 countries. With annual net sales of nearly $6 billion, the company turns grains, fruits, vegetables and other plant materials into value-added ingredients and biomaterial solutions for the food, beverage, paper and corrugating, brewing and other industries. With 27 Ingredion Idea Labs® innovation centers around the world and more than 11,000 employees, the Company develops ingredient solutions to meet consumers’ evolving needs by making crackers crunchy, yogurt creamy, candy sweet, paper stronger, and adding fiber to nutrition bars. For more information, visit Ingredion.com.

Forward-Looking Statements

This news release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements.

Forward-looking statements include, among other things, any statements regarding the Company’s prospects or future financial condition, earnings, revenues, tax rates, capital expenditures, expenses or other financial items, any statements concerning the Company’s prospects or future operations, including management’s plans or strategies and objectives therefor and any assumptions, expectations or beliefs underlying the foregoing.

These statements can sometimes be identified by the use of forward looking words such as “may,” “will,” “should,” “anticipate,” “assume”, “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast,” “outlook,” “propels,” “opportunities,” “potential” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this release or referred to in this release are “forward-looking statements.”

These statements are based on current circumstances or expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and are beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, investors are cautioned that no assurance can be given that our expectations will prove correct.

Actual results and developments may differ materially from the expectations expressed in or implied by these statements, based on various factors, including the effects of global economic conditions, including, particularly, economic, currency and political conditions in South America and economic conditions in Europe, and their impact on our sales volumes and pricing of our products, our ability to collect our receivables from customers and our ability to raise funds at reasonable rates; fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations; fluctuations in the markets and prices for our co-products, particularly corn oil; fluctuations in aggregate industry supply and market demand; the behavior of financial markets, including foreign currency fluctuations and fluctuations in interest and exchange rates; volatility and turmoil in the capital markets; the commercial and consumer credit environment; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we buy our raw materials or manufacture or sell our products; future financial performance of major industries which we serve, including, without limitation, the food, beverage, paper and corrugating, and brewing industries; energy costs and availability, freight and shipping costs, and changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates; particularly recently enacted United States tax reform; operating difficulties; availability of raw materials, including potato starch, tapioca, gum Arabic and the specific varieties of corn upon which some of our products are based; our ability to develop or acquire new products and services at rates or of qualities sufficient to meet expectations; energy issues in Pakistan; boiler reliability; our ability to effectively integrate and operate acquired businesses; our ability to achieve budgets and to realize expected synergies; our ability to complete planned maintenance and investment projects successfully and on budget; labor disputes; genetic and biotechnology issues; changing consumption preferences including those relating to high fructose corn syrup; increased competitive and/or customer pressure in the corn-refining industry; and the outbreak or continuation of serious communicable disease or hostilities including acts of terrorism.

Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent reports on Forms 10-Q and 8-K.

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Non-GAAP Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP historical financial measures, which exclude certain GAAP items such as acquisition and integration costs, impairment and restructuring costs, and certain other special items. We use the term “adjusted” when referring to these non-GAAP amounts.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of our operating results and trends for the periods presented. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies. A reconciliation of each non-GAAP historical financial measure to the most comparable GAAP measure is provided in the tables below.

Ingredion Incorporated (“Ingredion”)

Reconciliation of GAAP Diluted Earnings per Share (“EPS”)

to Expected Adjusted Diluted Earnings per Share (“Adjusted EPS”)

(Unaudited)

	Expected EPS Range for Full Year 2018
	Low End	High End
GAAP EPS (a)	$6.61	$6.94

Add:
Restructuring charges (b)	0.89	0.86

Expected Adjusted EPS	$7.50	$7.80

Above is a reconciliation of our expected full year 2018 diluted EPS to our expected full year 2018 adjusted diluted EPS. The amounts above may not reflect certain future charges, costs and/or gains that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance. These amounts include, but are not limited to, acquisition and integration costs, impairment and restructuring costs, and certain other special items. We generally exclude these items from our adjusted EPS guidance.

	Preliminary EPS Range for Second Quarter 2018
	Low End	High End
GAAP EPS	$1.51	$1.59

Add:
Restructuring charges (c)	0.12	0.09

Expected Adjusted EPS	$1.63	$1.68

(a)	For the reasons stated above, we are more confident in our ability to predict adjusted EPS than we are in our ability to predict GAAP EPS.
(b)	Primarily reflects expected 2018 restructuring charges related to the Cost Smart program, including the restructuring charges related to Stockton, and the Finance Transformation initiative in North America previously announced during 2017.
(c)	Primarily reflects expected Q2 2018 restructuring charges related to the Cost Smart program and the Finance Transformation initiative in North America previously announced during 2017.

Non-GAAP Information (continued)

Ingredion Incorporated (“Ingredion”)

Reconciliation of GAAP Cash Provided by Operating Activities

to Expected Adjusted Cash Provided by Operating Activities

(Unaudited)

	Expected Cash Provided by Operating Activities for Full Year 2018 (in millions)
	Low End	High End
GAAP Cash Provided by Operating Activities	$910	$970

Less:
Tax Benefits (d)	110	120

Adjusted Cash Provided by Operating Activities	$800	$850

(d)	As a result of the 2017 Tax Cuts and Jobs Act and the U.S. - Canada tax settlement announced in Q4 2016, the Company anticipates one-time tax benefits to be received during the year in the range of $110 million to $120 million.